Exhibit 99.1

Lantronix Reports Fourth Quarter and Fiscal Year Ended 2019 Financial Results

Irvine, CA – September 10, 2019 – Lantronix, Inc. (NASDAQ: LTRX), a global provider of secure data access and management solutions for the industrial Internet of Things (IoT), today reported results for the fourth quarter and fiscal year ended June 30, 2019.

Financial Highlights for Fourth Quarter of Fiscal 2019

•	Net revenue of $10.2 million
•	Gross profit margin of 56.6%
•	GAAP net loss of $1.5 million, or $0.06 per share. Included in the GAAP net loss were approximately $1.5 million of expenses related to acquisition, severance, and asset impairment costs
•	Non-GAAP net income of $722 thousand, or $0.03 per share

Financial Highlights for Fiscal Year 2019

•	Net revenue of $46.9 million
•	Gross profit margin of 56.0%
•	GAAP net loss of $408,000, or $0.02 per share
•	Non-GAAP net income of $3.7 million, or $0.16 per share

Fiscal Year 2020 Outlook

•	Net revenue growth of 15% or greater
•	Non-GAAP net income per share growth of 30% or greater

First Quarter Fiscal 2020 Guidance

•	Net revenue of $12 to $13 million
•	Non-GAAP net income (loss) per share of ($0.03) to $0.00

Operational Highlights

•	In July, the company announced that it acquired all of the businesses of Maestro & FALCOM Holdings Limited (Maestro), a leader in wireless IoT with a strong focus on cellular connectivity. Maestro designs, manufactures, and sells state of the art Global Navigation Satellite System (GNSS) receivers, trackers, modems, routers, and gateways ideally suited to numerous M2M and IoT applications, including industrial automation and Supervisory Control And Data Acquisition (SCADA), energy and metering, tracking and automotive.
•	Paul Pickle joined the Company as its new President and CEO in April 2019. Prior to joining Lantronix, Mr. Pickle served as the President and COO of the Microsemi Corporation, a leading provider of semiconductor and system solutions, from November 2013 until Microsemi was acquired by Microchip Technology Inc. in May 2018 for an enterprise value of $10.15 billion.
•	In June, the company announced that Jonathan Shipman had joined Lantronix as vice president of strategy. Prior to joining Lantronix, Jonathan had a tenured career at Twitch (acquired by Amazon), YouTube, and eBay. His responsibilities spanned global initiatives across infrastructure, procurement, engineering, product strategy, programmatic advertising, and emerging market content strategy, where he built and scaled one of the world’s largest video networks.
•	In June, the company announced that David Goren had joined Lantronix as vice president of legal, business affairs. Prior to joining Lantronix, David was part of the management team that grew Microsemi’s annual revenue from approximately $370 million to $2 billion. David played a key role in executing Microsemi’s acquisition strategy while building compliance programs and a legal department.
•	In August, the company announced that technology executive Margie Evashenk joined the board of directors as an independent director, expanding the Company’s Board of Directors to seven members. Evashenk has 30 years of experience in the hi-tech industry in multiple roles, including executive management, engineering management and board-level positions, while focusing on Enterprise Storage and Networking, and Artificial Intelligence.

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Product Highlights

•	In June, the company announced that it will begin sampling the xPico 270, an embedded IoT gateway that is a combo dual-band Wi-Fi and Bluetooth gateway in a module form factor. It supports 802.11ac Wi-Fi standard (also known as Wi-Fi 5) that is ideal for IoT applications that require the best wireless performance and need to be deployed within wireless networks of today and in the future.
•	In June, the company announced that its central management software, ConsoleFlow™ had won an award at this year’s Interop Tokyo conference held in Chiba, Japan.
•	At Cisco Live in June, the company showcased its portfolio of innovative out-of-band management solutions and unveiled several new capabilities that had been added to ConsoleFlow™, a centralized IT infrastructure management, and monitoring software optimized for out-of-band management.
•	In June, at Sensors Expo in San Jose, California, the company announced winning the Innovative Product of the Year award for the XPort Edge, its small form factor embedded wired Ethernet IoT Gateway.

“With the recent acquisition of Maestro and the enhancement of our executive team, we have quickly demonstrated our commitment to deliver incremental growth and shareholder value.” stated Paul Pickle, president, and CEO of Lantronix. “As we look to fiscal 2020, we are focused on driving both top line and operational synergies, enhancing a product roadmap that will accelerate growth, and continuing accretive acquisition activity so as to increase our scale, market share, and growth for the benefit of our shareholders.”

Conference Call and Webcast

Lantronix will host an investor conference call and audio webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its results for the fourth quarter of fiscal 2019 that ended on June 30, 2019. To access the live conference call, investors should dial 1-844-802-2442 (US) or 1-412-317-5135 (international) and indicate that they are participating in the Lantronix Q4 FY 2019 call. The webcast will be available simultaneously via the investor relations section of the Company’s website at www.lantronix.com.

Investors can access a replay of the conference call starting at approximately 5:00 p.m. Pacific Time today at www.lantronix.com. A telephonic replay will also be available through October 10, 2019 by dialing 1-877-344-7529 (US) or 1-412-317-0088 (international) and entering passcode 10134676.

About Lantronix

Lantronix, Inc. is a global provider of secure data access and management solutions for the Internet of Things (IoT) assets. Our mission is to be the leading supplier of IoT solutions that enable companies to dramatically simplify the creation, deployment, and management of IoT projects while providing secure access to data for applications and people.

With more than two decades of experience in creating robust machine to machine (M2M) technologies, Lantronix is an innovator in enabling our customers to build new business models and realize the possibilities of the Internet of Things. Our connectivity solutions are deployed inside millions of machines serving a wide range of industries, including industrial, medical, security, transportation, retail, financial, environmental and government.

Lantronix is headquartered in Irvine, California. For more information, visit www.lantronix.com.

Learn more on the Lantronix blog, www.lantronix.com/blog, featuring industry discussion and updates. To follow Lantronix on Twitter, please visit www.twitter.com/Lantronix. View our video library on YouTube at www.youtube.com/user/LantronixInc or connect with us on LinkedIn at www.linkedin.com/company/lantronix.

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Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information, when presented in conjunction with the corresponding GAAP measures, provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends to gain an understanding of our comparative operating performance. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations of the non-GAAP financial measures to the financial measures calculated in accordance with GAAP should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP net income (loss) consists of net income (loss) excluding (i) share-based compensation and the employer portion of withholding taxes on stock grants, (ii) depreciation and amortization, (iii) interest income (expense), (iv) other income (expense), (v) income tax provision (benefit), (vi) severance and restructuring charges, (vii) acquisition related costs, and (viii) impairment of long-lived assets.

Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our acquisition activity, operational synergies, our product development efforts, and our projected operating and financial performance. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market, LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

Lantronix Investor Relations Contact:

Jeremy Whitaker

Chief Financial Officer

investors@lantronix.com

© 2019 Lantronix, Inc. All rights reserved. Lantronix and XPort are registered trademarks, and ConsoleFlow is a trademark, of Lantronix, Inc.

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LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

 (In thousands)

	June 30,	June 30,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$18,282	$9,568
Accounts receivable, net	7,388	4,244
Inventories, net	10,509	8,439
Contract manufacturers' receivable	1,324	649
Prepaid expenses and other current assets	687	370
Total current assets	38,190	23,270
Property and equipment, net	1,199	1,036
Goodwill	9,488	9,488
Other assets	67	61
Total assets	$48,944	$33,855

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,716	$3,942
Accrued payroll and related expenses	2,060	2,808
Warranty reserve	116	99
Other current liabilities	4,580	2,877
Total current liabilities	11,472	9,726
Long-term capital lease obligations	–	4
Other non-current liabilities	206	312
Total liabilities	11,678	10,042

Commitments and contingencies

Stockholders' equity:
Common stock	2	2
Additional paid-in capital	226,274	212,995
Accumulated deficit	(189,381)	(189,555)
Accumulated other comprehensive income	371	371
Total stockholders' equity	37,266	23,813
Total liabilities and stockholders' equity	$48,944	$33,855

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LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended			Years Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018
Net revenue	$10,153	$12,344	$12,037	$46,890	$45,580
Cost of revenue	4,411	5,254	5,161	20,617	20,174
Gross profit	5,742	7,090	6,876	26,273	25,406
Operating expenses:
Selling, general and administrative	3,554	3,867	4,099	15,851	16,345
Research and development	2,200	2,385	2,006	9,079	7,751
Restructuring, severance and related charges	823	–	–	1,146	506
Acquisition-related costs	410	–	–	410	–
Impairment of long-lived asset	275	–	–	275	–
Total operating expenses	7,262	6,252	6,105	26,761	24,602
Income (loss) from operations	(1,520)	838	771	(488)	804
Interest income (expense), net	89	91	(4)	236	(18)
Other expense, net	(1)	(12)	(9)	(15)	(8)
Income (loss) before income taxes	(1,432)	917	758	(267)	778
Provision for income taxes	27	60	6	141	98
Net income (loss)	$(1,459)	$857	$752	$(408)	$680

Net income (loss) per share - basic	$(0.06)	$0.04	$0.04	$(0.02)	$0.04
Net income (loss) per share - diluted	$(0.06)	$0.04	$0.04	$(0.02)	$0.04

Weighted-average common shares - basic	22,621	22,270	18,536	21,580	18,171
Weighted-average common shares - diluted	22,621	23,304	19,738	21,580	19,158

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LANTRONIX, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(In thousands, except per share data )

	Three Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018

GAAP net income (loss)	$(1,459)	$857	$752	$(408)	$680
Non-GAAP adjustments:
Cost of revenue:
Share-based compensation	23	22	13	85	53
Depreciation and amortization	53	51	49	197	217
Total adjustments to cost of revenue	76	73	62	282	270
Selling, general and administrative:
Share-based compensation	491	213	236	1,441	924
Employer portion of withholding taxes on stock grants	–	4	4	12	13
Depreciation and amortization	48	50	46	192	184
Total adjustments to selling, general and administrative	539	267	286	1,645	1,121
Research and development:
Share-based compensation	97	96	43	345	192
Employer portion of withholding taxes on stock grants	–	–	–	–	1
Depreciation and amortization	22	21	11	75	41
Total adjustments to research and development	119	117	54	420	234
Restructuring, severance and related charges	823	–	–	1,146	506
Acquisition related costs	410	–	–	410	–
Impairment of long-lived asset	275	–	–	275	–
Total non-GAAP adjustments to operating expenses	2,166	384	340	3,896	1,861
Interest (income) expense, net	(89)	(91)	4	(236)	18
Other expense, net	1	12	9	15	8
Provision for income taxes	27	60	6	141	98
Total non-GAAP adjustments	2,181	438	421	4,098	2,255
Non-GAAP net income	$722	$1,295	$1,173	$3,690	$2,935

Non-GAAP net income per share (diluted)	$0.03	$0.05	$0.06	$0.16	$0.15

Denominator for GAAP net income (loss) per share (diluted)	22,621	23,304	19,738	21,580	19,158
Non-GAAP adjustment	1,909	893	454	1,998	471
Denominator for non-GAAP net income per share (diluted)	24,530	24,197	20,192	23,578	19,629

GAAP operating expenses	$7,262	$6,252	$6,105	$26,761	$24,602
Non-GAAP adjustments to operating expenses	(2,166)	(384)	(340)	(3,896)	(1,861)
Non-GAAP operating expenses	$5,096	$5,868	$5,765	$22,865	$22,741

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LANTRONIX, INC.

UNAUDITED NET REVENUES BY PRODUCT LINE AND REGION

(In thousands)

	Three Months Ended			Years Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
IoT	$8,327	$8,935	$9,088	$35,299	$34,742
IT Management	1,646	3,210	2,694	10,845	9,666
Other	180	199	255	746	1,172
	$10,153	$12,344	$12,037	$46,890	$45,580

	Three Months Ended			Years Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Americas	$5,217	$6,866	$7,109	$25,179	$24,930
EMEA	3,229	3,757	3,222	14,586	13,613
Asia Pacific Japan	1,707	1,721	1,706	7,125	7,037
	$10,153	$12,344	$12,037	$46,890	$45,580

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